Exhibit 3.1.3

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WHALESHARK MEDIA, INC.”, CHANGING ITS NAME FROM “WHALESHARK MEDIA, INC.” TO “RETAILMENOT, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 2013, AT 10:37 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECOND CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WHALESHARK MEDIA, INC.

a Delaware Corporation

WhaleShark Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES:

1.	The name of the Corporation is WhaleShark Media, Inc., and the Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware on September 17, 2007 under the name “smallponds, Inc.”

2.	The Board of Directors duly adopted resolutions proposing to amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), as follows, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the Corporation’s stockholders.

3.	The following amendments were duly adopted and approved in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the written consent of the required percentage of stockholders of the Corporation on the 4th day of March, 2013.

4.	Article FIRST of the Certificate is hereby amended and restated in its entirety as follows:

“FIRST: The name of this Corporation is RetailMeNot, Inc. (the “Corporation”).”

5.	This amendment to the Certificate shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned officer has executed this Second Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of WhaleShark Media, Inc. this 8th day of March, 2013.

/s/ G. Cotter Cunningham
G. Cotter Cunningham, Chief Executive Officer